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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated February 7, 1995, except for Note 11 for which the date is February 28, 1995, on our audits of the consolidated financial statements and the financial statement schedules of UNUM Corporation and subsidiaries as of December 31, 1994 and 1993 and for the years then ended which report is included in this Annual Report on Form 10-K:


    Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement Savings
      Plan and Trust

    Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock Option Plan

    Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock Incentive Plan

    Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock Incentive Plan

    Form S-3 No. 33-36873

    Form S-3 No. 33-69132

    Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc. Security
      Saver Plan

    Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on
      Form S-4 No. 33-55870






 /s/ COOPERS & LYBRAND L.L.P.
 Portland, Maine
 March 23, 1995